UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 15, 2011 (February 13, 2011)

(Date of Report (Date of earliest event reported))

Hughes Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33040	13-3871202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11717 Exploration Lane Germantown, Maryland		20876
(Address of principal executive offices)		(Zip Code)

(301) 428-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Hughes Network Systems, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-138009	11-3735091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11717 Exploration Lane Germantown, Maryland		20876
(Address of principal executive offices)		(Zip Code)

(301) 428-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 13, 2011, Hughes Communications, Inc., a Delaware corporation (“Hughes”), and the parent company of Hughes Network Systems, LLC (“HNS”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EchoStar Corporation, a Nevada corporation (“EchoStar”), EchoStar Satellite Services L.L.C., a Colorado limited liability company (“Satellite Services”), and Broadband Acquisition Corporation, a Delaware corporation (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Hughes (the “Merger”), with Hughes continuing as the surviving entity, which will become a wholly owned subsidiary of EchoStar.

Pursuant to the Merger Agreement, upon the closing of the Merger, each issued and outstanding share of common stock, par value $0.001 per share (“Common Stock”), of Hughes (other than any Common Stock with respect to which appraisal rights have been duly exercised under Delaware law) will automatically be converted into the right to receive $60.70 in cash (without interest) and cancelled. The Merger Agreement also contemplates the repayment of all of the outstanding debt of Hughes and HNS (including the 9 1/2% Senior Notes due 2014 issued by HNS), except that the $115 million loan facility guaranteed by COFACE, the French Export Credit Agency, will continue to remain outstanding following the Merger if the requisite lender consents thereunder are obtained.

Each of the boards of directors of Hughes and Merger Sub approved the Merger Agreement and deemed it advisable and fair to, and in the best interests of, their respective companies and stockholders, to enter into the Merger Agreement and to consummate the Merger and the transactions and agreements contemplated thereby. The board of directors of EchoStar approved the Merger Agreement and deemed it advisable and fair to, and in the best interests of, its stockholders to enter into the Merger Agreement and to consummate the transactions and agreements contemplated thereby.

The Merger is expected to close later this year, subject to certain closing conditions, including among others, (i) receiving the required approvals of Hughes’ stockholders, which approval was effected on February 13, 2011, by written consent of a majority of Hughes’ stockholders (the “Majority Stockholders’ Written Consents”), (ii) 20 business days having elapsed since the mailing to Hughes’ stockholders of the definitive information statement, with respect to such adoption of the Merger Agreement, in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (iii) receiving certain government regulatory approvals, including approval by the Federal Communications Commission (“FCC”), the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of the consents required under certain export control laws, (iv) the absence of any order or injunction by a court of competent jurisdiction preventing the consummation of the Merger, and the absence of any action taken, or any law enacted, entered, enforced or made applicable to the Merger, by any governmental entity that makes the consummation of the Merger illegal or otherwise restrains, enjoins or prohibits the Merger, (v) the absence of any proceeding in which the Office of Communications of the United Kingdom seeks to prohibit or enjoin the Merger, (vi) the accuracy of the representations and warranties made by Hughes, EchoStar and Merger Sub, (vii) the performance, in all material respects, by each of Hughes, EchoStar and Merger Sub of all its respective obligations, agreements and covenants under the Merger Agreement, (viii) subject to certain customary exceptions, the absence of (a) a change or event that has a material adverse effect on the business, financial condition or results of operations of Hughes and its subsidiaries, taken as a whole or (b) any event, change, occurrence or effect that would prevent, materially delay or materially impede the performance by Hughes of its obligations under this Agreement or the consummation of the transactions contemplated hereby, if not cured, in either case since February 13, 2011 and (ix) holders of shares of Common Stock representing in excess of 25% of the outstanding shares of Common Stock shall not have exercised (or if exercised, shall not have withdrawn prior to the commencement of the marketing period for the financing of the pending transaction) rights of dissent in connection with the Merger. The Merger Agreement clarifies that no party may rely on a failure of conditions to be satisfied if such party’s breach was the proximate cause of the failure.

The Merger Agreement contains customary representations, warranties and covenants of Hughes, EchoStar and Merger Sub. In particular, Hughes makes certain representations and warranties related to the business in which it operates, including with respect to its communications licenses; the health of its satellite currently in orbit and other related information; that there are no claims under coordination and concession agreements; the status of Hughes’ earth stations; and compliance with regulatory and export control laws. EchoStar and Merger Sub also make a representation that EchoStar and Satellite Services have sufficient financing in order to complete the Merger.

Hughes has agreed to various covenants in the Merger Agreement, including, among others, covenants (i) to use commercially reasonable efforts to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and completion of the Merger, (ii) not to engage in certain kinds of transactions during this interim period and (iii) to cooperate and use commercially reasonable efforts to take all actions necessary to obtain all governmental and antitrust, FCC and regulatory approvals, subject to certain customary limitations. As noted above, EchoStar and Satellite Services represent and warrant in the Merger Agreement that at the closing of the Merger they will have access to sufficient funds to consummate the Merger and the other transactions contemplated by the Merger Agreement, and there is no closing condition related to them having procured such financing.

The Merger Agreement also contains a covenant pursuant to which Hughes has agreed, subject to certain customary exceptions described below, that it will not, and will cause its representatives not to, solicit, facilitate (including by providing information) or participate in any negotiations or discussions with any person relating to, any takeover proposal, as further described in the Merger Agreement. The Merger Agreement contains a “fiduciary-out” provision, which provides that, prior to the time the stockholders of Hughes have adopted and approved the Merger Agreement (which adoption and approval was obtained on February 13, 2011 pursuant to the Majority Stockholders’ Written Consents), the board of directors of Hughes may engage with alternative purchasers, change its recommendation to Hughes’ stockholders or enter into a definitive agreement with respect to an unsolicited acquisition proposal, only if the board of directors of Hughes has determined in good faith (a) that failure to take such action is likely to be inconsistent with the board’s fiduciary duties, and (b) that the acquisition proposal constitutes a “Superior Proposal.” However, as Hughes’ stockholders have approved and adopted the Merger Agreement, the “fiduciary-out” provision no longer provides an exception to the non-solicitation obligations described in this paragraph.

The Merger Agreement also contains a covenant pursuant to which EchoStar or the surviving entity must indemnify officers, directors and employees of Hughes and its subsidiaries for a period of six years following the closing of the Merger for all liabilities or claims related to their service or employment with Hughes or its subsidiaries occurring prior to the closing of the Merger. This covenant further requires EchoStar to keep in place Hughes’ directors and officers liability and fiduciary liability insurance policies in effect at the closing, or purchase a “tail policy” offering similar coverage unless Hughes purchases such a policy prior to closing.

The Merger Agreement contains certain termination rights for both Hughes and EchoStar. In addition to certain termination rights related to breaches of the agreement or actions taken by Hughes with respect to alternative transactions, so long as the failure of the terminating party to comply with its obligations is not the cause for delay in closing, each of EchoStar and Hughes has the right to terminate the Merger Agreement unilaterally if the Merger has not closed by a date nine months from the execution of the Merger Agreement. In addition, the Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, Hughes may be required to pay EchoStar a termination fee of $45 million.

The Merger Agreement also contains termination and other rights related to the occurrence of certain reductions in performance or total loss of Hughes’ satellite currently in orbit, and certain waivers increasing risks associated with construction, launch or operation of Hughes’ satellite currently under construction (a “Material Satellite Event”). Upon a Material Satellite Event, EchoStar is entitled to terminate the Merger Agreement until 60 days after Hughes provides a written plan describing its intended response (the “Mitigation Plan”). If EchoStar has not provided written consent to the Mitigation Plan 30 days after delivery, Hughes can then terminate the Merger Agreement. In addition, from the date of any Material Satellite Event until EchoStar’s approval of the Mitigation Plan, Hughes will also be required to provide EchoStar with daily reports of customer complaints and subscriber cancellations.

The foregoing description of the Merger Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Hughes, EchoStar or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts (such disclosures include information that has been included in Hughes’ public disclosures, as well as additional non-public information); and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement (except for the right of Hughes’ stockholders to receive the transaction consideration from and after the consummation of the Merger) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Hughes or EchoStar or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Hughes’ public disclosures.

Exchange Agreement

On February 13, 2011, HNS and Hughes entered into Exchange Agreements with certain Company employees (including named executive officers), directors and former employees who are holders of class B units of HNS (the “Holders”). Pursuant to these Exchange Agreements, the Holders must exchange such class B units into shares of Common Stock prior to the closing of the Merger.

A copy of the form of Exchange Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Exchange Agreements is qualified in its entirety by reference to the full text thereof.

Additional Information

This communication is being made in respect of the proposed Merger involving Hughes and EchoStar. Hughes will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the proposed Merger. Hughes and EchoStar will be filing other documents with the Securities and Exchange Commission (the “SEC”) as well. Investors are urged to carefully read the information statement regarding the proposed Merger and any other relevant documents in their entirety when they become available because they will contain important information about the proposed Merger. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov.

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 14, 2011, investment funds affiliated with Apollo Management IV, L.P., the holders (in aggregate) of 12,408,611 shares of Common Stock, constituting approximately 57% of the voting power of the outstanding shares of Common Stock at that time, executed a written consent adopting and approving in all respects the Merger Agreement and the transactions and agreements contemplated thereby. No further approval of the stockholders of Hughes is required to approve and adopt the Merger Agreement and the transactions and agreements contemplated thereby.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On February 14, 2011, Hughes issued a press release in connection with the Merger. A copy of Hughes’ press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding the Merger, industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans, and objectives. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this Current Report on Form 8-K, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements; technological developments; its reliance on providers of satellite transponder capacity; changes in demand for Hughes’ services and products; competition; industry trends; regulatory changes; foreign currency exchange rate fluctuations; and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 3, 2010, and HNS’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 3, 2010 and in the other documents Hughes and HNS file with the SEC from time to time.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated as of February 13, 2011, by and among Hughes Communications, Inc., EchoStar Corporation, EchoStar Satellite Services L.L.C. and Broadband Acquisition Corporation*

10.1	Form of Exchange Agreement

99.1	Press release dated February 14, 2011, issued by Hughes Communications, Inc. regarding the Merger

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hughes agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to Hughes’ right to request confidential treatment of any requested schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGHES COMMUNICATIONS, INC.

Date: February 15, 2011	By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Senior Vice President, General Counsel and Secretary

HUGHES NETWORK SYSTEMS, LLC

Date: February 15, 2011	By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated as of February 13, 2011, by and among Hughes Communications, Inc., EchoStar Corporation, EchoStar Satellite Services L.L.C. and Broadband Acquisition Corporation*

10.1	Form of Exchange Agreement

99.1	Press release dated February 14, 2011, issued by Hughes Communications, Inc. regarding the Merger

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hughes agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to Hughes’ right to request confidential treatment of any requested schedule or exhibit.